                                                                    EXHIBIT 10.2

                        FIFTH LOAN MODIFICATION AGREEMENT

         This Fifth Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of this 31st day of March, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and SCANSOFT, INC., a Delaware corporation with offices at 9 Centennial Drive, Peabody, Massachusetts 01960 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 31, 2002, evidenced by, among other documents, (i) a certain Loan and Security Agreement dated as of October 31, 2002 between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated May 7, 2003, effective as of March 31, 2003, as further amended by a certain Second Loan Modification Agreement dated as of June 18, 2003, as further amended by a certain Third Loan Modification Agreement dated as of August 11, 2003, as further amended by a certain Fourth Loan Modification Agreement dated as of September 30, 2003 (as may be further amended from time to time, the "Loan Agreement"), and
         (ii) a certain Negative Pledge Agreement dated as of October 31, 2002 (the "Negative Pledge Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

         Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Pledge Agreement dated October 31, 2002 (together with any other collateral security granted to Bank, the "Security Documents").

         Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

                  Modifications to Loan Agreement.

                  i. Effective as of the date of this Loan Modification Agreement, the Loan Agreement shall be amended by adding the following new Sections 1.6 and 1.7 therein:

                                    "1.6 FOREIGN EXCHANGE SUBLIMIT. In addition to Section 1.5 and Section 1.7, Borrower may use up to the amount set forth on the
                                    Schedule in connection with foreign exchange forward contracts with Silicon under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date. Silicon may terminate the foreign exchange contracts if an Event of Default occurs.

                                    1.7 CASH MANAGEMENT SERVICES SUBLIMIT. In addition to Section 1.5 and Section 1.6 above, Borrower may also use up to the amount set forth on the Schedule for Cash Management Services. Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Loans, letters of credit, foreign exchange contracts or other credit accommodations hereunder. Any amounts Silicon pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Loans hereunder and will accrue interest at the interest rate applicable to Loans."

                  ii. Effective as of the date of this Loan Modification Agreement, in Section 4.4 of the Loan Agreement, entitled "Collection of Receivables", shall be as follows:

                                    "4.4 COLLECTION OF RECEIVABLES. Borrower shall direct the Account Debtors to remit all Receivables to Borrower's lockbox account maintained at Silicon and Silicon shall transfer such funds to Borrower's operating account."

                  iii. Effective as of the date of this Loan Modification Agreement, the definition of "Eligible Receivables" appearing in Section 8 of the Loan Agreement, entitled "Definitions", shall be as follows:

                                    ""Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Silicon, in its commercially reasonable judgment, shall deem eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Silicon's commercially reasonable discretion, the following (the "Minimum Eligibility Requirements") are the minimum requirements for a Receivable to be an Eligible Receivable: (i) the Receivable must not be outstanding for more than 90 days from its invoice date or outstanding for more than 30 days from its due date, (ii) the Receivable must not represent progress billings, or be due under a fulfillment or requirements contract with any party other than Digital River, Inc. (or any successor agreed upon between Borrower and Silicon), or any other deferred revenue basis (provided, however, in the event Borrower maintains a quarterly Adjusted Quick Ratio of greater than or equal to 1.85 to 1.00, any deferred revenue offset will not result in an exclusion of an otherwise Eligible Receivable) with the Account Debtor, (iii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional, except as may otherwise be acceptable to Silicon in its discretion), (iv) the Receivable must not be owing from an Account Debtor with whom the Borrower has any material dispute (whether or not relating to the particular Receivable), (v) the Receivable must not be owing from an Affiliate of Borrower, (vi) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims
                                    Act), (viii) the Receivable must not be
                                    owing from an Account Debtor located outside the United States (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon) provided, however, in the event Borrower maintains a quarterly Adjusted Quick Ratio of greater than or equal to 1.85 to 1.00, up to $2,000,000 of such foreign Receivables billed and collected from the United States will not be excluded if such Receivables otherwise constitute Eligible Receivables, (ix) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise and (x) credit balance over ninety
                                    (90) days from invoice date or thirty days from due date. Receivables owing from one Account Debtor will not be deemed Eligible Receivables to the extent they exceed 25% (33% with respect to Ingram Micro, Inc. in the event Borrower maintains a quarterly Adjusted Quick Ratio of greater than or equal to 1.85 to 1.00) of the total Receivables outstanding. In addition, if more than 50% of the Receivables owing from an Account Debtor are outstanding more than 90 days from their invoice date (without regard to unapplied credits) or are otherwise not eligible Receivables, then all Receivables owing from that Account Debtor will be deemed ineligible for borrowing."

                  iv. Effective as of the date of this Loan Modification Agreement, Section 1 of the Schedule to the Loan Agreement, entitled "Credit Limit" shall be as follows:

                                    "1. CREDIT LIMIT

                                    (Section 1.1): An amount not to exceed the lesser of (A) or (B), below:

                                    (A)

                                             (i) $20,000,000 (the "Maximum
                                             Credit Limit"); minus

                                             (ii) the aggregate amounts then
                                             undrawn on all outstanding letters
                                             of credit, cash management
                                             services, 10% of all forward
                                             foreign exchange contracts, or any
                                             other accommodations issued or
                                             incurred, or caused to be issued or
                                             incurred by Silicon for the account
                                             and/or benefit of the Borrower;
                                             minus

                                             (iii) the aggregate amounts then
                                             undrawn on all outstanding letters
                                             of credit under the SpeechWorks
                                             Loan.

                                    (B)

                                             (i) 70% (80% in the event Borrower
                                             maintains a quarterly Adjusted
                                             Quick Ratio of at least 1.85 to
                                             1.00) of the amount of the
                                             Borrower's Eligible Receivables;

                                             minus

                                             (ii) 80% (40% in the event Borrower
                                             maintains an quarterly Adjusted
                                             Quick Ratio of at least 1.85 to
                                             1.00) of Distributor Inventory
                                             Reserves;

                                             minus

                                             (iii) the aggregate amounts then
                                             undrawn on all outstanding letters
                                             of credit, cash management
                                             services, 10% of all forward
                                             foreign exchange contracts, or any
                                             other accommodations issued or
                                             incurred, or caused to be issued or
                                             incurred by Silicon for the account
                                             and/or benefit of the Borrower;
                                             minus

                                             (iv) the aggregate amounts then
                                             undrawn on all outstanding letters
                                             of credit under the SpeechWorks
                                             Loan.

                                             LETTER OF CREDIT/FOREIGN EXCHANGE
                                             CONTRACT/CASH MANAGEMENT SERVICES
                                             (Section 1.5, 1.6, 1.7):
                                             $10,000,000"

                  v. Effective as of the date of this Loan Modification Agreement, Section 2 of the Schedule to the Loan Agreement, entitled "Interest" shall be as follows:

                                    "2. INTEREST.

                                    INTEREST RATE (Section 1.2):
                                    A rate equal to the Prime Rate plus 0.0% per annum; provided, however, in the event that Borrower's monthly Adjusted Quick Ratio is less than 1.85 to 1.00 for any month, the applicable interest rate shall increase to a rate equal to the Prime Rate plus 0.75% per annum, effective as of such month and thereafter. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, "Prime Rate" means the greater of (i) the rate announced from time to time by Silicon as its "prime rate", or (ii) 4.0% per annum, and is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

                                    MINIMUM MONTHLY
                                    INTEREST (Section 1.2): Not applicable."

                  vi. Effective as of the date of this Loan Modification Agreement, the Unused Line Fee set forth in Section 3 of the Schedule to the Loan Agreement shall be as follows:

                                    "Unused Line Fee: In the event, in any
                                    calendar quarter, the average daily
                                    principal balance of the Loans outstanding during the quarter is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.125% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Loans outstanding during the quarter, which unused line fee shall be computed and paid quarterly, in arrears, on the first day of the following quarter."

                  vii. Effective as of the date of this Loan Modification Agreement, Section 4 of the Schedule to the Loan Agreement, entitled "Maturity Date" shall be as follows:

                                    "4. MATURITY DATE

                                    (Section 6.1): March __, 2006"

                  viii. Effective as of the date of this Loan Modification Agreement, Section 5 of the Schedule to the Loan Agreement, entitled "Financial Covenants", shall be as follows:

                                    "5. FINANCIAL COVENANTS

                                    (Section 5.1): Borrower shall comply with each of the following covenants:

                                    a. MINIMUM ADJUSTED QUICK RATIO:
                                    Borrower shall maintain a minimum monthly
                                    Adjusted Quick Ratio of 1.50 to 1.00, to be tested as of the end of each month in which Loans are outstanding or requested hereunder.

                                    b. MINIMUM TANGIBLE NET WORTH:
                                    Borrower shall maintain at all times, to be tested as of the last day of each quarter, Tangible Net Worth of not less (i) $10,000,000.00 plus (ii) 35.0% of all consideration received after March 1, 2004 from proceeds from the issuance of any equity securities of Borrower and/or subordinated debt incurred by Borrower.

                                    DEFINITIONS. For purposes of the foregoing financial covenants and as used elsewhere in this Agreement, the following terms shall have the following meanings:

                                    "Adjusted Quick Ratio" is a ratio of Quick
                                    Assets to Current Liabilities minus Deferred
                                    Maintenance Revenue.

                                    "Current Liabilities" are the aggregate
                                    amount of Borrower's Total Liabilities which mature within one (1) year, including, without duplication, all obligations and liabilities of Borrower and SpeechWorks to Silicon.

                                    "Deferred Maintenance Revenue" is all
                                    amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

                                    "Quick Assets" is, on any date, the
                                    Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

                                    "Subordinated Debt" is debt incurred by
                                    Borrower subordinated to Borrower's debt to Silicon (pursuant to a subordination agreement entered into between Silicon, the Borrower and the subordinated creditor), on terms acceptable to Silicon.

                                    "Total Liabilities" is on any day,
                                    obligations that should, under GAAP, be
                                    classified as liabilities on Borrower's
                                    consolidated balance sheet, including all
                                    Indebtedness, and current portion of
                                    Subordinated Debt permitted by Silicon to be paid by Borrower, but excluding all other Subordinated Debt.

                                    "Tangible Net Worth" shall mean the excess of total assets over Total Liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

                                             (A) there shall be excluded from
                                    assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (iii) all assets associated with a certain Licensing Agreement entered into on March 31, 2003 by the Borrower and IBM (the "IBM Licensing Agreement").

                                             (B) there shall be excluded from
                                    liabilities: (i) all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion, and
                                    (ii) liabilities up to $12,950,000
                                    associated with the IBM Licensing
                                    Agreement."

                  ix. Effective as of the date of this Loan Modification Agreement, Section 5 of the Schedule to the Loan Agreement, entitled "Reporting", shall be as follows:

                                    "6 REPORTING.

                                    Borrower shall deliver to Silicon: (i) as soon as available, but no later than thirty
                                    (30) days after the last day of each month
                                    (or, in the event that no Obligations are outstanding hereunder and no Loan requests have been made, no later than forty-five
                                    (45) days after the last of each quarter), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period and in a form acceptable to Silicon; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Silicon; (iii) within thirty (30) days after the last day of each month in which Obligations are outstanding or a Loan request has been made, Borrower shall deliver to Silicon a Borrowing Base Certificate in the form of Exhibit A, along with an aged listing of accounts receivable (by invoice date) and a schedule of deferred revenue, (iv) together with its monthly (or quarterly, as appropriate) and annual financial statements, Borrower shall deliver to Silicon a Compliance Certificate in the form of Exhibit B and (v) budgets, sales projections, operating plans or other financial information reasonably requested by Silicon."

                  x. The Loan Agreement shall be amended by adding Exhibit A thereto, in the form of Exhibit A hereto.

                  xi. The Loan Agreement shall be amended by adding Exhibit B thereto, in the form of Exhibit B hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to One Hundred Thousand Dollars ($100,000)[TO BE ADJUSTED FOR THE ACTUAL CLOSING DATE, PER TERM SHEET], which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Negative Pledge Agreement and acknowledges, confirms and agrees that the Negative Pledge Agreement remains in full force and effect.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification

         Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

11. COUNTERSIGNATURE/EFFECTIVENESS. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                                  BORROWER:

                                                  SCANSOFT, INC.

                                                  By: /s/ David A. Gerth
                                                      -------------------------
                                                  Name: David A. Gerth
                                                  Title: Chief Financial Officer

                                                  BANK:

                                                  SILICON VALLEY BANK, d/b/a
                                                  SILICON VALLEY EAST

                                                  By: /s/ Pamela Braren
                                                      -------------------------
                                                  Name: Pamela Braren
                                                  Title: Vice President

                                                  SILICON VALLEY BANK

                                                  By: /s/ BJ Clanton
                                                      -------------------------
                                                  Name: BJ Clanton
                                                  Title: Supervisor

         The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated October 31, 2002 (the "Guaranty") and a certain Security Agreement dated October 31, 2002 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

CAERE CORPORATION

By: /s/ David A. Gerth
    --------------------------------
Name: David A. Gerth
Title: Chief Financial Officer

         The undersigned each hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of certain Unconditional Guarantees each dated September 30, 2003 (collectively, the "Guaranty") and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

SPEECHWORKS SECURITIES CORP.

By: /s/ David A. Gerth
    --------------------------------
Name: David A. Gerth
Title: Chief Financial Officer

SPEECHWORKS INTERNATIONAL HOLDINGS, INC.

By: /s/ David A. Gerth
    --------------------------------
Name: David A. Gerth
Title: Chief Financial Officer

SPEECHWORKS ACQUISITION CORP.

By: /s/ David A. Gerth
    --------------------------------
Name: David A. Gerth
Title: Chief Financial Officer

SPEECHWORKS INTERNATIONAL, INC.

By: /s/ David A. Gerth
    --------------------------------
Name: David A. Gerth
Title: Chief Financial Officer